EXHIBIT 10.11
FIRST AMENDMENT TO THE AMENDED AND RESTATED AGREEMENT
OF LIMITED PARTNERSHIP OF
COLE OPERATING PARTNERSHIP II, LP
     THIS FIRST AMENDMENT TO THE AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF COLE OPERATING PARTNERSHIP II, LP (this “Amendment”), is made as of this 9th day of May, 2007, by COLE CREDIT PROPERTY TRUST II, INC., a Maryland corporation (hereinafter referred to as the “General Partner”) and COLE REIT ADVISORS II, LLC, a Delaware limited liability company.
BACKGROUND INFORMATION
     Each of the Partners has previously executed that certain Amended and Restated Agreement of Limited Partnership of Cole Operating Partnership II, LP dated September 16, 2005 (the “Partnership Agreement”). The Partners desire to amend the Partnership Agreement to provide for future amendments to the Partnership Agreement that automatically reflect future issuances and redemptions of Partnership Units that are properly issued or redeemed under the Partnership Agreement.
     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto, being duly sworn, do covenant, agree, swear and certify as follows:
     1. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Partnership Agreement.
     2. Amendment to Article I. Article I of the Partnership Agreement is amended by deleting the definition of “Partnership Unit” and replacing it with the following:
     “Partnership Unit” means a fractional, undivided share of the Partnership Interests of all Partners issued hereunder. The number of Partnership Units held by the General Partner will, as of any relevant date, equal the difference between (a) the product of the number of             shares of the General Partner issued since the formation of the General Partner through such relevant date (adjusted to reflect any subdivisions or combinations of shares of the General Partner through such relevant date), multiplied by the inverse of the Conversion Factor as of such relevant date (i.e., one (1) divided by the Conversion Factor as of such relevant date), and (b) the sum of (i) the number of Partnership Units of the General Partner deemed purchased or redeemed pursuant to Section 6.10 since the inception of the Partnership through such relevant date and (ii) all Partnership Units held by the Original Limited Partner. It is acknowledged that if the Partnership makes a distribution of Partnership Units or subdivides or combines the outstanding Partnership Units in order to give equivalent effect to a dividend or distribution of the General Partner’s shares or a subdivision or combination of the General Partner’s shares, then the Partnership Units held by the General Partner will not be entitled to any such distribution of Partnership Units or affected by any such subdivision or combination of Partnership Units because the number of the General Partner’s Partnership Units will have already been adjusted by virtue of the dividend or distribution of the General Partner’s shares or the subdivision or combination of the General Partner’s shares.
     3. Amendment to Section 4.01. Section 4.01 of the Partnership Agreement is hereby amended by adding the following at the end thereof.

Exhibit A shall be deemed automatically amended upon, and the General Partner may, without the approval of any other Partner, attach an amended Exhibit A to this Agreement to reflect: (a) the issuance of Partnership Units issued to Additional Limited Partners or to any existing Limited Partner pursuant to Section 4.02, (b) any Partnership Units purchased or redeemed pursuant to Section 6.10, (c) any redemption or purchase of Partnership Units by the Partnership or the General Partner by reason of the exercise by a Limited Partner of the Exchange Right and (d) any purchase by the General Partner (or any of its Affiliates) of Partnership Units pursuant to the Call Right.
     4. Amendment to Section 11.01. Section 11.01 of the Partnership Agreement is hereby amended by adding the following at the end thereof:
     Notwithstanding anything to the contrary contained in this Agreement, the Partners acknowledge that this Agreement shall be deemed to be automatically amended and the General Partner is authorized to amend this Agreement to the extent provided in Section 4.01 hereof.
     5. Amendment to Exhibit A. Exhibit A to the Partnership Agreement is hereby amended by replacing such exhibit with Exhibit A attached to this Amendment.
     6. Ratification. In all other respects the Partnership shall be governed by the terms and conditions of the Partnership Agreement and the Certificate of Limited Partnership of the Partnership.
     7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of such counterparts shall constitute one and the same agreement.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the undersigned has executed this Amendment on the day and year first above written.

COLE CREDIT PROPERTY TRUST II, INC.
By:	/s/Christopher H. Cole
Title: President and Chief Executive Officer

COLE REIT ADVISORS II, LLC
By:	/s/Christopher H. Cole
Title: Chief Executive Officer

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